PROXY

NeoStem, Inc.

VOTE BY INTERNET OR TELEPHONE
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As a stockholder of NeoStem, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on October 28, 2009.

Vote Your Proxy on the Internet:		Vote Your Proxy by Phone:		Vote Your Proxy by Mail:
Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	**OR**	**Call 1 (866) 894-0537** Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	**OR**	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

NEOSTEM, INC.

FORM OF PROXY CARD FOR HOLDERS OF COMMON STOCK AND SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS—OCTOBER 29, 2009

The undersigned hereby appoints Robin L. Smith and Catherine M. Vaczy, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the NeoStem, Inc. Special Meeting of Stockholders to be held on October 29, 2009 and at any adjournments or postponements thereof (the "NeoStem Special Meeting"), upon the following matters and upon any other business that may properly come before the NeoStem Special Meeting, as set forth in the related Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, both of which have been received by the undersigned.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR (1) the approval of the issuance of NeoStem securities in connection with the Merger; (2) an amendment to NeoStem's Amended and Restated Certificate of Incorporation to increase the aggregate number of authorized shares of preferred stock from 5,000,000 shares to 20,000,000 shares (and a corresponding increase in NeoStem's total authorized shares from 505,000,000 to 520,000,000); (3) the issuance of NeoStem Common Stock to permit the potential conversion of the Series C Convertible Preferred Stock into 9,086,124 shares of NeoStem Common Stock upon the election of the holders thereof; (4) the issuance of NeoStem Common Stock to permit (i) the potential exercise of up to 13,932,512 warrants and (ii) the automatic conversion of the Series D Convertible Preferred Stock into 12,932,510 shares of NeoStem Common Stock, together with the elimination of certain restrictions regarding certain warrant exercises and stock conversions; (5) an amendment to NeoStem's Amended and Restated Certificate of Incorporation to effect a reverse stock split of NeoStem Common Stock within the range of 1:2 to 1:5, as determined by the NeoStem Board of Directors, solely in the event it is deemed necessary for compliance with applicable listing standards; (6) an amendment to the NeoStem, Inc. 2009 Equity Compensation Plan (the "2009 Plan") to increase the number of shares of NeoStem Common Stock authorized for issuance thereunder from 3,800,000 shares to 9,750,000 shares; (7) the adoption of the NeoStem, Inc. 2009 Non-U.S. Based Equity Compensation Plan (the "2009 Non-U.S. Plan") with respect to the 4,700,000 shares of NeoStem Common Stock authorized for issuance thereunder; (8) an amendment to NeoStem's Amended and Restated Certificate of Incorporation to provide for the classification of the Board of Directors into three classes and certain related provisions regarding the Board of Directors; (9) (i) an amendment to NeoStem's 2003 Equity Participation Plan (the "2003 Plan") to grant the NeoStem Board of Directors or an appropriate committee thereof the authority to reprice options, (ii) a one-time repricing of the exercise price of certain NeoStem options and warrants to purchase shares of NeoStem Common Stock and (iii) giving the Board of Directors or an appropriate committee thereof discretion to issue certain cash or equity awards in connection with the repricing; and (10) the adjournment of the NeoStem Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the NeoStem Special Meeting to approve the proposals submitted at the NeoStem Special Meeting.

PLEASE INDICATE YOUR VOTE ON THE OTHER SIDE
(CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS OF NEOSTEM, INC. TO BE HELD ON OCTOBER 29, 2009. THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY CARD ARE AVAILABLE AT http://www.vfnotice.com/chinabiopharmaceuticals_neostem/

Please mark your votes like this **X**

PROXY **THE NEOSTEM, INC.** PROXY

THE NEOSTEM, INC. BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10

Proposal	FOR	AGAINST	ABSTAIN
1. APPROVAL OF THE ISSUANCE OF NEOSTEM SECURITIES IN CONNECTION WITH THE MERGER PURSUANT TO THE AGREEMENT AND PLAN OF MERGER AMONG NEOSTEM, CBH, SUBCO AND CBC, AS AMENDED:	☐	☐	☐
2. APPROVAL OF AN AMENDMENT TO NEOSTEM'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AGGREGATE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK FROM 5,000,000 SHARES TO 20,000,000 SHARES (AND A CORRESPONDING INCREASE IN NEOSTEM'S TOTAL AUTHORIZED SHARES FROM 505,000,000 TO 520,000,000):	☐	☐	☐
3. APPROVAL OF THE ISSUANCE OF NEOSTEM COMMON STOCK IN ORDER TO PERMIT THE POTENTIAL CONVERSION OF THE SERIES C CONVERTIBLE PREFERRED STOCK INTO 9,086,124 SHARES OF NEOSTEM COMMON STOCK UPON THE ELECTION OF THE HOLDERS THEREOF:	☐	☐	☐
4. APPROVAL OF THE ISSUANCE OF NEOSTEM COMMON STOCK IN ORDER TO PERMIT (I) THE POTENTIAL EXERCISE OF UP TO 13,932,512 WARRANTS, AND (II) THE AUTOMATIC CONVERSION OF THE SERIES D CONVERTIBLE PREFERRED STOCK INTO 12,932,510 SHARES OF NEOSTEM COMMON STOCK, TOGETHER WITH THE ELIMINATION OF CERTAIN RESTRICTIONS REGARDING CERTAIN WARRANT EXERCISES AND STOCK CONVERSIONS:	☐	☐	☐
5. APPROVAL OF AN AMENDMENT TO NEOSTEM'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF NEOSTEM COMMON STOCK AT A RATIO WITHIN THE RANGE OF 1:2 TO 1:5, AS DETERMINED BY THE NEOSTEM BOARD OF DIRECTORS, SOLELY IN THE EVENT IT IS DEEMED BY THE NEOSTEM BOARD OF DIRECTORS NECESSARY TO MAINTAIN NEOSTEM'S LISTING WITH THE NYSE AMEX OR TO LIST NEOSTEM COMMON STOCK ON ANY OTHER EXCHANGE:	☐	☐	☐
6. APPROVAL OF AN AMENDMENT TO THE NEOSTEM, INC. 2009 EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF NEOSTEM COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 3,800,000 SHARES TO 9,750,000 SHARES:	☐	☐	☐

▼ FOLD AND INSERT IN ENVELOPE PROVIDED ▼

Proposal	FOR	AGAINST	ABSTAIN
7. ADOPTION OF THE NEOSTEM, INC. 2009 NON-U.S. BASED EQUITY COMPENSATION PLAN WITH RESPECT TO THE 4,700,000 SHARES OF NEOSTEM COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER:	☐	☐	☐
8. APPROVAL OF AN AMENDMENT TO NEOSTEM'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE CLASSIFICATION OF THE BOARD OF DIRECTORS INTO THREE CLASSES AND CERTAIN RELATED PROVISIONS REGARDING THE BOARD OF DIRECTORS.	☐	☐	☐
9. APPROVAL OF (I) AN AMENDMENT TO NEOSTEM'S 2003 EQUITY PARTICIPATION PLAN (THE "2003 PLAN") TO GRANT THE NEOSTEM BOARD OF DIRECTORS OR AN APPROPRIATE COMMITTEE THEREOF THE AUTHORITY TO REPRICE OPTIONS, (II) A ONE-TIME REPRICING OF THE EXERCISE PRICE OF CERTAIN NEOSTEM OPTIONS AND WARRANTS TO PURCHASE SHARES OF NEOSTEM COMMON STOCK AND (III) GIVING THE BOARD OF DIRECTORS OR AN APPROPRIATE COMMITTEE THEREOF DISCRETION TO ISSUE CERTAIN CASH OR EQUITY AWARDS IN CONNECTION WITH THE REPRICING:	☐	☐	☐
10. APPROVAL OF AN ADJOURNMENT OF THE NEOSTEM SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES, IN THE EVENT THAT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE NEOSTEM SPECIAL MEETING TO APPROVE ANY OF THE PROPOSALS SUBMITTED AT THE NEOSTEM SPECIAL MEETING.	☐	☐	☐

In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the NeoStem Special Meeting or any adjournment thereof and upon matters incident to the conduct of the NeoStem Special Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

Signature ______________________ **Signature** ______________________ **Date** __________, **2009.**

NOTE: Please sign exactly as your name appears hereon. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation or other entity, please sign in full entity name by principal executive officer or other authorized signatory.